UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2003

Roslyn Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28886	11-3333218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Jericho Plaza, New York, New York 11753-8905

(Address of principal executive offices) (zip code)

(516) 942-6000

(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure

Beginning on September 9, 2003, New York Community Bancorp, Inc. (“New York Community”) and Roslyn Bancorp, Inc. (“Roslyn”) intend to make a written presentation available to, and to distribute it to, current and prospective investors, and to post the presentation on their respective web sites. The presentation discusses New York Community’s competitive advantages and financial performance on a stand-alone basis and, on a pro forma basis, at or for the six months ended June 30, 2003, to reflect the impact of its proposed merger with Roslyn.

The presentation is attached as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

–	Not Applicable

(b)	Pro forma financial information.

–	Not Applicable

(c)	Exhibits.

99.1	Presentation, dated September 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

ROSLYN BANCORP, INC.

By:	/S/ MICHAEL P. PUORRO
Name:	Michael P. Puorro
Title:	Treasurer and Chief Financial Officer

Date: September 9, 2003

EXHIBIT INDEX

99.1	Presentation, dated September 9, 2003.